Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-273333) pertaining to the 2023 Long Term Incentive Plan of VineBrook Homes Trust, Inc. of our report dated April 1, 2024, with respect to the consolidated financial statements and schedule of VineBrook Homes Trust, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Dallas, Texas
March 28, 2025